BDO Seidman, LLP	330 Madison Avenue
Accountants and Consultants	New York. New York 10017
Telephone: (212) 885-8000
Fax: (212) 697-1299

Consent of Independent Registered Public Accounting Firm

Neurologix, Inc.
Fort Lee, NJ

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-136943) of Neurologix, Inc. of our report dated March 24, 2008, relating to the consolidated financial statements, which appears in this Form 10-KSB.

/s/ BDO Seidman, LLP

New York, New York
March 24, 2008